Release:	July 26, 2005

Contact:	Laura Jo Snyder-Cruz, Investor Relations
(212) 857-5423
(212) 857-5973 (fax)
E-Mail: ir@hmsy.com
http://www.hmsholdings.com
HMS Holdings Corp. Announces Second Quarter Results
     NEW YORK, July 26, 2005 — HMS Holdings Corp. (Nasdaq: HMSY) announced results today for the quarter ended June 30, 2005, reporting revenue of $13.3 million compared to $12.2 million during the second quarter of the prior year. HMSY reported income from continuing operations of $932,000 or $0.04 per diluted common share for the second quarter of 2005, compared to income from continuing operations of $490,000 or $0.02 per diluted common share during the second quarter of the prior year. Income from discontinued operations was $451,000 or $0.02 per diluted common share for the second quarter of 2005, compared to income of $652,000 or $0.03 per diluted common share during the second quarter of the prior year. HMSY reported net income of $1.4 million or $0.06 per diluted common share for the second quarter of 2005, compared to net income of $1.1 million or $0.05 per diluted common share during the second quarter of the prior year.
     Revenue from Health Management Systems, Inc. (HMS), our subsidiary that provides cost containment and coordination of benefits services to state Medicaid agencies, was $12.1 million for the second quarter of 2005 compared to $10.4 million for the second quarter of the prior year. This 16% growth reflects increased revenue from existing customers as well as an increase in the number of customers. Revenue from Reimbursement Services Group Inc. (RSG), our subsidiary that provides Medicare cost reporting services, was $1.2 million for the second quarter of 2005 compared to $1.8 million for the second quarter of the prior year. This revenue decline was attributable to the cost report adjudication timetable of the Medicare intermediaries to which RSG’s clients submit cost reports for reimbursement. For the full year, the Company anticipates that consolidated HMS and RSG revenue will be approximately 15% above 2004 levels.
     HMSY anticipates fully diluted income per share from continuing operations for 2005 will be in the range of $0.32 to $0.36 per share compared to 2004 income from continuing operations per diluted share of $0.24. The project nature of much of HMS’s and RSG’s business can result in an uneven revenue stream and thus expectations for 2005 are based on an annual comparison to 2004 and are not necessarily applicable on a sequential or year-over-year quarterly basis.
     HMSY will be hosting its second quarter results conference call with the investment community on Wednesday, July 27, 2005 at 10:00 A.M. Eastern Time. The conference call will include listen-only capability for individual investors and interested parties. The conference call number is (877) 272-8639, Conference ID # 7888183. The conference call will be available for replay at (212) 857-5423 until August 10, 2005. This press release and the included earnings statements will be available at www.hmsholdings.com indefinitely.
     The HMS Holdings Corp. Form 10-Q for the period ended June 30, 2005 will be filed and available on our website www.hmsholdings.com on or about August 5, 2005, and will contain additional information about our results of operations for the fiscal year to date. This press release and the financial statements herein will be available at www.hmsholdings.com for at least a 12-month period. Shareholders and interested investors are also welcome to contact us through our Investor Relations phone number, 212-857-5423. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.
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     HMS Holdings Corp. provides cost containment, coordination of benefits and cost reporting services to healthcare payors and providers. We help our clients increase revenue and reduce operating and administrative costs.
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2004. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.
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Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Revenue	$13,316	$12,166	$25,361	$23,722

Cost of services:
Compensation	6,183	5,987	12,122	11,607
Data processing	1,136	1,003	2,102	1,955
Occupancy	1,091	1,041	2,132	2,017
Direct project costs	2,521	2,340	4,365	4,183
Other operating costs	1,679	1,356	3,148	2,603
Total cost of services	12,610	11,727	23,869	22,365

Operating income	706	439	1,492	1,357

Net interest income	254	58	448	118

Income from continuing operations before income taxes	960	497	1,940	1,475
Income taxes	28	7	55	22

Income from continuing operations	932	490	1,885	1,453

Discontinued operations:
Income (loss) from operations	451	652	(145)	(584)

Net income	$1,383	$1,142	$1,740	$869

Basic income per share data:
Income per share from continuing operations	$0.05	$0.03	$0.10	$0.08
Income (loss) per share from discontinued operations	0.02	0.03	(0.01)	(0.03)

Net income per basic share	$0.07	$0.06	$0.09	$0.05

Weighted average common shares outstanding, basic	19,864	19,173	19,679	18,897

Diluted income per share data:
Income per share from continuing operations	$0.04	$0.02	$0.09	$0.07
Income (loss) per share from discontinued operations	0.02	0.03	(0.01)	(0.03)

Net income per diluted share	$0.06	$0.05	$0.08	$0.04

Weighted average common shares outstanding, diluted	22,649	22,259	22,776	22,133

Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(unaudited)

	June 30,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$4,843	$9,196
Short-term investments	28,850	22,500
Accounts receivable, net	13,992	13,544
Prepaid expenses and other current assets	3,629	3,196
Current assets of discontinued operations	6,381	10,605

Total current assets	57,695	59,041

Property and equipment, net	5,283	4,183
Goodwill, net	2,382	2,382
Deferred income taxes, net	6,747	6,939
Other assets	63	37
Noncurrent assets of discontinued operations	3,986	4,081

Total assets	$76,156	$76,663

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable, accrued expenses and other liabilities	$8,639	$11,228
Current liabilities of discontinued operations	2,304	3,666

Total current liabilities	10,943	14,894
Other liabilities	1,490	1,371

Total liabilities	12,433	16,265

Commitments and contingencies

Shareholders’ Equity
Preferred stock — $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock — $.01 par value; 45,000,000 shares authorized; 21,551,735 shares issued and 19,888,889 shares outstanding at June 30, 2005; 20,980,331 shares issued and 19,335,415 shares outstanding at December 31, 2004;	216	210
Capital in excess of par value	78,925	77,237
Accumulated deficit	(6,021)	(7,761)
Treasury stock, at cost; 1,662,846 and 1,644,916 shares at June 30, 2005 and December 31, 2004, respectively	(9,397)	(9,288)

Total shareholders’ equity	63,723	60,398

Total liabilities and shareholders’ equity	$76,156	$76,663

Condensed Consolidated Statements of Cash Flows
(in Thousands)
(unaudited)

	Six months ended June 30,
	2005	2004
Operating activities:
Net income	$1,740	$869
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss from discontinued operations	145	585
Loss on disposal of fixed assets	28	6
Depreciation and amortization	1,103	838
Changes in assets and liabilities:
Increase in accounts receivable	(448)	(1,031)
(Increase) decrease in prepaid expenses and other current assets	(241)	759
Increase in other assets	(26)	(868)
Decrease in accounts payable, accrued expenses and other liabilities	(2,471)	(570)

Net cash provided by (used in) operating activities	(170)	588

Investing activities:
Purchases of short-term investments	(50,300)	—
Sales of short-term investments	43,950	—
Purchases of property and equipment	(2,040)	(1,079)
Investment in software	(191)	(139)

Net cash used in investing activities	(8,581)	(1,218)

Financing activities:
Proceeds from exercise of stock options	1,694	1,684
Purchases of treasury stock	(109)	—

Net cash provided by financing activities	1,585	1,684

Net increase (decrease) in cash and cash equivalents	(7,166)	1,054
Cash from discontinued operations	2,813	559
Cash and cash equivalents at beginning of period	9,196	26,615

Cash and cash equivalents at end of period	$4,843	$28,228

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$135	$46